Exhibit 10.27

SETTLEMENT AND LICENSE AGREEMENT

This Settlement and License Agreement (“AGREEMENT”), effective as described herein, is made by and between Keurig, Incorporated, a Delaware corporation having a principal place of business at 55 Walkers Brook Drive, Reading, Massachusetts; and Kraft Foods Global, Inc. (“KFG”), a Delaware corporation having a place of business at 1250 West North Street, Dover, Delaware; Tassimo Corporation (“TASSIMO CORP.”), a Delaware corporation having a mailing address of P.O. Box 6361, Dover, Delaware; and Kraft Foods Inc. (“KRAFT FOODS”), a Virginia corporation having a place of business at Three Lakes Drive, Northfield, Illinois.

RECITALS

WHEREAS, KEURIG is the owner of all right, title and interest in and to the following patents directed to beverage technologies:

(a)	United States Patent No. 6,607,762, entitled Disposable Single Serve Beverage Filter Cartridge (the “‘762 PATENT”);

(b)	United States Patent No. 7,377,162, entitled Method and Apparatus for Liquid Level Sensing (the “‘162 PATENT”); and

(c)	Foreign counterparts of the ‘762 PATENT and the ‘162 PATENT.

WHEREAS, KRAFT makes, uses, keeps, offers to sell, sells, imports, and otherwise commercializes single-serve beverage cartridges and single-serve beverage machines under the T-DISC and TASSIMO marks;

WHEREAS, on January 10, 2007, KEURIG filed a complaint captioned Keurig, Incorporated v. Kraft Foods Global, Inc. et al., No. 07-cv-17 GMS in the United States District Court for the District of Delaware (the “LAWSUIT”) in which KEURIG has asserted certain claims against KRAFT and KRAFT has asserted certain counterclaims against KEURIG and has sought leave to assert other counterclaims;

WHEREAS, the PARTIES desire to resolve all aspects of the LAWSUIT without the expenditure of further time and expense and to avoid any future disputes with regard to the LICENSED PATENTS;

WHEREAS, KRAFT desires the freedom to further develop and commercialize its beverage cartridge technology;

WHEREAS, while KEURIG is willing to license KRAFT under the LICENSED PATENTS, KEURIG desires to protect from copying by KRAFT any future KEURIG design or innovation for a beverage cartridge that is covered by the ‘762 PATENT;

WHEREAS, KEURIG and KRAFT have reached an agreement to settle the LAWSUIT.

NOW THEREFORE, in consideration of the promises and the mutual covenants hereinafter recited, KEURIG and KRAFT agree as follows:

1. Definitions

(a) “EFFECTIVE DATE” as used herein shall mean the last date of signature appearing on this AGREEMENT.

(b) “PARTY” as used herein shall mean each of KEURIG and KRAFT.

(c) “AFFILIATES” as used herein shall mean any present or future domestic or foreign corporation, company or other entity that (i) is owned or controlled, directly or indirectly, by a PARTY; or (ii) owns or controls a PARTY (either directly or indirectly); or (iii) is under common ownership or control with a PARTY. For the purposes of the definition of AFFILIATES, the phrases “owned,” “owns,” “ownership,” “controlled,” “controls” and “control” mean (a) in the case of a corporation or company: owning or controlling, directly or indirectly, at least twenty percent (20%) (by nominal value or number of units) of the outstanding shares or securities conferring the right to vote at general meetings; and (b) in the case of a partnership, joint venture, unincorporated corporation or other entity that does not have outstanding shares or securities: having more than a twenty percent (20%) ownership interest representing the right to make the decisions for such partnership, joint venture, unincorporated corporation or other entity or having a fifty percent (50%) or more ownership although not necessarily having control over the decisions of such partnership, joint venture, unincorporated corporation or other entity.

(d) “KRAFT” as used herein shall mean KFG, TASSIMO CORP., KRAFT FOODS and their parents, subsidiaries and AFFILIATES worldwide.

(e) “KEURIG” as used herein shall mean Keurig, Incorporated and its parent, subsidiaries and AFFILIATES worldwide.

(f) “LICENSED PATENTS” as used herein shall mean the ‘762 PATENT, the ‘162 PATENT and foreign counterparts of the ‘762 PATENT and the ‘162 PATENT and any parent, divisional, continuation, continuation-in-part, reissue, reexamined patent, registration, renewal, extension of the ‘762 PATENT, ‘162 PATENT or foreign counterparts thereof.

(g) “LICENSED PRODUCTS” as used herein means beverage filter cartridges and all beverage brewing machines made, used, offered for sale, sold, otherwise distributed, kept, imported or exported anywhere in the world that KEURIG contends would directly or indirectly infringe at least one claim of at least one LICENSED PATENT in the absence of a license under this AGREEMENT, provided that said beverage filter cartridges are physically compatible for use with the piercing unit in the brew head in beverage brewing machines sold under the Tassimo mark on or before the EFFECTIVE DATE (“EXISTING BREWER”) or physically compatible for use with the piercing unit retrofitted in the brew head in an EXISTING BREWER after the EFFECTIVE DATE, provided, further, however, and notwithstanding any provision in this AGREEMENT to the contrary, LICENSED PRODUCTS shall not include beverage filter cartridges that KRAFT or a third party on behalf of KRAFT designed to work or intended for use with the piercing unit of a beverage brewing machine first offered for sale by, for or under license (other than the license granted hereunder) from or to KEURIG after the EFFECTIVE DATE (each a “NEXT GEN KEURIG BREWER”), the piercing unit of such NEXT GEN KEURIG BREWER, itself not having been copied or derived from a beverage brewing machine designed by KRAFT, or a party on behalf of KRAFT, and offered for sale prior to the date on which such NEXT GEN KEURIG BREWER is first offered for sale. A beverage filter cartridge that would be compatible for use with the original or retrofitted piercing unit in the brew head of an EXISTING BREWER but for the dimensions of the cartridge shall be a LICENSED PRODUCT. For purposes of clarity, and not to limit the foregoing, the fact that a replacement part, insert or adaptor is used in the brew head to accommodate the beverage filter cartridge shall not render the beverage filter cartridge incompatible for use with the piercing unit in the brew head. Furthermore, the fact that a beverage filter cartridge is incompatible for use in an EXISTING BREWER for a reason other than its incompatibility for use with the original or retrofitted piercing unit in the brew head of an EXISTING BREWER shall not exclude it from being a LICENSED PRODUCT. In this clause the term “a party on behalf of KRAFT” shall include any party that has licensed, assigned or otherwise transferred the relevant design to KRAFT.

2. Payment. Within ten (10) business days of the EFFECTIVE DATE, KRAFT shall pay Seventeen Million U.S. Dollars ($17,000,000.00) to KEURIG. Payment shall be wired to Bank of America, 100 Federal Street, Boston, MA 02110 (ABA Number 026009593, SWIFT # BOFAUS3N), Account Number 003880245710 (Keurig, Inc.).

3. Non-Exclusive License. KEURIG grants to KRAFT an irrevocable, non-exclusive, fully paid-up, worldwide license (“LICENSE”) under the LICENSED PATENTS to make, have made, use, keep, offer for sale, sell, otherwise directly or indirectly distribute, import or export anywhere in the world LICENSED PRODUCTS. The LICENSE grant herein includes the right to sub-license rights conveyed under this AGREEMENT to permit other parties to make, use, keep, offer to sell, sell, otherwise distribute, import or export LICENSED PRODUCTS made, sold, distributed, imported or exported anywhere in the world by or for KRAFT. Furthermore, the LICENSE grant herein includes the right for KRAFT to sub-license manufacturers of brewers for the limited purpose of making, using, keeping, offering to sell, selling, distributing, importing and exporting anywhere in the world brewers for use with KRAFT’s LICENSED PRODUCTS. KRAFT otherwise may not sub-license its rights under this AGREEMENT without KEURIG’s written consent. This LICENSE shall end on the date upon which the last of the patents licensed hereunder expires. Those terms and conditions of the LICENSE intended to be observed and performed by one or more PARTIES after termination or expiration of the LICENSE, for any reason, shall so survive and continue.

4. Patent Validity and Enforceability. Nothing herein is an admission nor shall be deemed an admission by KRAFT that any KRAFT product infringes the LICENSED PATENTS or that the LICENSED PATENTS are valid or enforceable.

5. Patent Marking. Within one hundred and eighty (180) days of the EFFECTIVE DATE, Kraft shall begin marking LICENSED PRODUCTS in accordance with 35 U.S.C. § 287 as follows:

(a) The packaging of single-serve beverage filter cartridges shall be marked as covered by the ‘762 PATENT.

(b) The packaging of brewing machines sold by KRAFT having float-disk sensors shall be marked as covered by the ‘162 PATENT. To the extent that LICENSED brewing machines are manufactured by entities other than KRAFT, KRAFT shall make its best efforts to have such entities comply with the foregoing patent marking requirements.

6. No Warranty or Obligation. Nothing contained in this AGREEMENT shall be construed as:

(a) a warranty or representation that commercialization of LICENSED PRODUCTS will be free of infringement of third party patents;

(b) an obligation or agreement on the part of KEURIG to sue third parties for infringement of KEURIG patents; or

(c) an obligation on the part of KEURIG to pursue, maintain, prosecute or take any other action in connection with any patents or patent rights anywhere in the world.

7. Indemnification. KRAFT shall be responsible for all personal injury, property damage and warranty claims caused by any and all LICENSED PRODUCTS.

8. Dismissal of the Lawsuit. Within ten (10) business days of the EFFECTIVE DATE, the PARTIES will execute and file with the United States District Court for the District of Delaware a Stipulation of Dismissal With Prejudice in the form attached hereto as Exhibit A.

9. Binding of Successors and Assigns. This AGREEMENT, and the duties and obligations herein, shall be binding upon KRAFT and KEURIG and/or any and all of their respective AFFILIATES, successors and assigns.

10. Assignability.

(a) KRAFT may not assign or otherwise transfer any of its rights, duties or obligations under this AGREEMENT to any third party at any time without the prior written consent of KEURIG. Notwithstanding the immediately preceding, KRAFT shall have the right to assign or otherwise transfer its rights, duties, or obligations under this AGREEMENT, without KEURIG’s prior written consent, as part of the sale of its entire business, its beverage business, its coffee business, or its on demand coffee business, or, in relation to the foregoing, any part thereof, on either a worldwide or country by country basis. To the extent that KEURIG’s consent is necessary for such assignment or transfer as part of the sale of its entire business, its beverage business, its coffee business or its on demand coffee business or, in relationship to the foregoing, any part therof, on either a worldwide or country basis, KEURIG hereby agrees to provide such consent.

(b) Any assignment of KEURIG’s rights in the LICENSED PATENTS and/or its obligations under this AGREEMENT shall include a provision that the assignment is subject to KRAFT’s license and KEURIG’s obligations under this AGREEMENT and require that the assignee accept in writing KRAFT’S license and KEURIG’s obligations under the AGREEMENT. Any assignment that does not include the required provision shall be void. Likewise, if KEURIG fails to obtain the assignee’s written acceptance of KRAFT’s license and KEURIG’s obligations under the AGREEMENT, the assignment is void.

11. Confidentiality. The PARTIES shall maintain the terms of the AGREEMENT in confidence and shall not publicize or disclose the terms in any manner whatsoever. Notwithstanding the foregoing, the PARTIES may disclose the terms of the AGREEMENT to the limited extent required by law, including but not limited to their filings at the United States Securities and Exchange Commission. In any such disclosure the disclosing PARTY shall not include any commentary or make any characterization regarding the litigation and settlement thereof, except to the extent required by law in the opinion of the disclosing PARTY’s attorneys, accountants, auditors, tax preparers, or financial advisors. For purposes of clarity, Green Mountain Coffee Roasters Inc. (“GREEN MOUNTAIN”), the parent company of KEURIG, intends to disclose the AGREEMENT in an SEC Form 8-K Current Report and to attach a copy of the AGREEMENT to GREEN MOUNTAIN’S next 10-Q Report. Nothing herein shall prohibit such disclosure. The PARTIES may also disclose the AGREEMENT and the terms thereof to their attorneys, accountants, auditors, tax preparers, financial advisors and other agents to the limited extent they have a need to know the terms in order to perform their professional duties. KEURIG may also issue a press release limited to the following content: (1) an announcement that the litigation between KEURIG and KRAFT has been settled and a license granted by KEURIG to KRAFT; (2) the amount of the payment hereunder; and (3) a statement shall be included that “The Parties believe that the settlement is an efficient and pragmatic way to resolve their patent dispute. Both parties agree that it is in the best interest of their respective businesses and shareholders to avoid the cost and uncertainties of continued litigation.” KEURIG may also include a statement that KEURIG continues to invest in research and development and the value of its intellectual property portfolio. Furthermore, the PARTIES may also disclose the LICENSE grant in Section 3, the Marking provisions in Section 5, the Assignability provisions in Section 10 and the Mutual Release provisions in Section 21 to the limited extent necessary to inform a third party that a product is licensed under the LICENSED PATENTS, or that past claims are released, in order to obtain the cooperation of a third party to mark brewers, or in KRAFT’s pursuit of a sale of its whole business, or its beverages business, or its coffee business, or its on-demand coffee business, or, in relationship to the foregoing, any part therof, on either a worldwide or country basis, or KEURIG’s assignment of rights in the LICENSED PATENTS and/or its obligations under the AGREEMENT.

12. Construction. The PARTIES acknowledge that this AGREEMENT is the result of negotiations between the PARTIES and therefore shall be interpreted fairly in accordance with its terms and without any construction in favor of or against either PARTY. The titles of the paragraphs herein are for the convenience of reference only and shall not affect the construction of this AGREEMENT.

13. Effective Counsel. KEURIG and KRAFT have had all desired counsel, legal and otherwise, in entering into this AGREEMENT, and do so in accordance with their own free acts and deeds.

14. Controlling Law and Jurisdiction. This AGREEMENT shall be construed and interpreted in accordance with the laws of the State of Delaware without reference to its principles of conflicts of laws. Each PARTY irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts in the State of Delaware to enforce the terms of this AGREEMENT and to resolve all disputes hereunder. In the event that any controversy or claim arises relating to this Agreement, the PARTY identifying the controversy or making the claim shall, as a prerequisite to filing a lawsuit, give written notice of the controversy or claim to the other PARTY. Thereinafter, the General Counsels (or the equivalent officers) of the PARTIES shall meet and attempt, in good faith, to resolve said controversy or claim. If the General Counsels (or the equivalent officers) of the PARTIES are unable to resolve the controversy or claim within sixty (60) days after written notice, the PARTIES agree to submit the controversy or claim to mediation, all prior to the filing of a lawsuit.

15. Merger and Modification. This AGREEMENT constitutes the entire agreement by and between the PARTIES concerning the subject matter hereof, and supersedes all prior proposals, agreements, representations, communications and understandings with respect thereto. No variation or modification of the terms of this AGREEMENT, nor any waiver of any of the terms or provisions hereof, shall be valid unless in writing and signed by an authorized representative of each PARTY.

16. Severability. In case any one or more of the provisions contained in this AGREEMENT shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this AGREEMENT and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

17. Execution. This AGREEMENT shall be executed in two counterparts and each such counterpart shall be deemed an original thereof. Facsimile signatures on counterparts to this AGREEMENT shall be considered original signatures, with the further understanding that each PARTY shall exchange one counterpart signed in ink for receipt by the other PARTY no later than five (5) business days after the EFFECTIVE DATE.

18. Costs. Each PARTY will be responsible for all of its own attorneys fees, costs, expenses and other disbursements incurred by it in connection with the LAWSUIT. Nevertheless, the prevailing party in any controversy or claim involving this AGREEMENT shall be entitled to recover its reasonable attorneys fees, costs and expenses regarding same.

19. Service of Notice. All notice obligations contemplated by this AGREEMENT shall be satisfied by sending written notice to the following addresses for the respective PARTY or such addresses as a PARTY may later specify in writing:

KEURIG	KRAFT

Michael J. Degnan, Esq.	Marc S. Firestone, Esq.
Vice President and General Counsel	General Counsel and Executive Vice President,
Keurig, Incorporated	Corporate & Legal Affairs
55 Walkers Brook Drive	Kraft Foods Inc.
Reading, MA 01867	Three Lakes Drive
Northfield, IL 60093
with copy to:
with copy to:
Michael A. Albert, Esq.
Wolf, Greenfield & Sacks, P.C.	David Schlitz, Esq.
600 Atlantic Avenue	Baker Botts LLP
Boston, MA 02210	The Warner
1299 Pennsylvania Avenue, NW
Washington, D.C. 20004

20. Representations and Warranties. Each PARTY represents and warrants that (i) it has full authority and power to enter into this AGREEMENT, and to perform its obligations hereunder; (ii) all necessary action, if any, to authorize the execution, delivery and performance of this AGREEMENT has been taken; (iii) the person executing this AGREEMENT has been duly authorized to execute this AGREEMENT; and (iv) this AGREEMENT constitutes a legal, valid and binding obligation of each such PARTY, enforceable in accordance with the terms hereof. In addition, each person executing this AGREEMENT represents that he or she has full authority to do so. Except to the extent covered by this AGREEMENT, KEURIG represents and warrants that as of the EFFECTIVE DATE, neither Keurig, Incorporated nor any of its parents, subsidiaries or AFFILIATES worldwide, have any patents or patent applications that KEURIG believes the LICENSED PRODUCTS infringe or, as to any patent applications, would infringe if and when any patent is issued thereon.

21. Mutual Releases.

(a) KEURIG, for itself and its directors, officers, partners, employees, agents, attorneys, subrogors, subrogees, predecessors, parents, subsidiaries and AFFILIATES (collectively, the “KEURIG RELEASORS”), does hereby and forever release and discharge KRAFT, and its past and present officers, directors, employees, partners, agents, attorneys, predecessors, parents, subsidiaries, AFFILIATES, successors, and assigns, all direct and indirect suppliers, all direct and indirect purchasers, and users of any products, services, or devices, acquired directly or indirectly from KRAFT, and all manufacturers (collectively, the “KRAFT RELEASEES”), of Tassimo single serve beverage cartridges and brewers for use with Tassimo single serve beverage cartridges (collectively, the “TASSIMO PRODUCTS”), from any and all actions, causes of action, suits, debts, obligations, controversies, agreements, promises, judgments, damages, liens, claims and demands whatsoever, in law or in equity, whether known or unknown (other than KRAFT’s obligations under this AGREEMENT), related to (i) anything the KRAFT RELEASEES have done or failed to do prior to the EFFECTIVE DATE of this AGREEMENT in connection with the manufacture, offer for sale, sale, distribution, keeping importation and exportation anywhere in the world of TASSIMO PRODUCTS or (ii) KEURIG’s allegations in the LAWSUIT. In accordance with this Mutual Release, Keurig covenants not to sue or threaten to sue any KRAFT RELEASEE based upon the manufacture, offer for sale, sale, distribution, importation and exportation anywhere in the world, prior to the EFFECTIVE DATE of this AGREEMENT, of TASSIMO PRODUCTS.

(b) KRAFT, for itself and its directors, officers, partners, employees, agents, attorneys, subrogors, subrogees, predecessors, parents, subsidiaries and AFFILIATES (collectively, the “KRAFT RELEASORS”), does hereby and forever release and discharge KEURIG, and its past and present officers, directors, employees, partners, agents, attorneys, predecessors, parents, subsidiaries, AFFILIATES, successors, and assigns (collectively, the “KEURIG RELEASEES”), from any and all actions, causes of action, suits, debts, obligations, controversies, agreements, promises, judgments, damages, liens, claims and demands whatsoever, in law or in equity (other than KEURIG’s obligations under this AGREEMENT), related to anything the KEURIG RELEASEEES have done or failed to do prior to the EFFECTIVE DATE of this AGREEMENT relating to the allegations in the LAWSUIT.

IN WITNESS WHEREOF, each of the PARTIES have caused two original copies of this AGREEMENT to be executed on their behalf by their duly authorized officers

For Keurig, Incorporated		For Kraft Foods Global, Inc.

Michael J. Degnan, Esq. Vice President and General Counsel		Marc S. Firestone, Esq. General Counsel and Executive Vice President, Corporate & Legal Affairs

Signature:	/s/ Michael J. Degnan	Signature:	/s/ Marc S. Firestone

Date: October 23, 2008		Date: October 23, 2008

For Tassimo Corp.

Irma Villarreal Chief Counsel & Assistant Secretary

		Signature:	/s/ Irma Villarreal

Date: October 23, 2008

For Kraft Foods Inc. Marc S. Firestone, Esq. General Counsel and Executive Vice President, Corporate & Legal Affairs

		Signature:	/s/ Marc S. Firestone

Date: October 23, 2008

EXHIBIT A

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

KEURIG, INCORPORATED, Plaintiff, v. KRAFT FOODS GLOBAL, INC., TASSIMO CORPORATION, and KRAFT FOODS INC., Defendants.	Civil Action No. 07-017-GMS

STIPULATION OF DISMISSAL WITH PREJUDICE

Having reached a settlement agreement, the parties stipulate pursuant to Fed. R. Civ. P. 41(a)(1)(A)(ii) to the dismissal of the above-captioned case, including all claims and counterclaims, with prejudice, without right of appeal, and with each party to bear its own costs.

YOUNG CONAWAY STARGATT & TAYLOR, LLP

John W. Shaw (No. 3362)

Karen E. Keller (No. 4489)

The Brandywine Building

1000 West Street, 17th Floor

Wilmington, DE 19801

(302) 571-6600

jshaw@ycst.com

kkeller@ycst.com

Attorneys for Plaintiff Keurig, Incorporated

Michael A. Albert

Michael N. Rader

WOLF, GREENFIELD & SACKS, P.C.

600 Atlantic Ave.

Boston, MA 02210

(617) 646-8000

POTTER ANDERSON & CORROON LLP

Richard L. Horwitz (No. 2246)

David E. Moore (No. 3983)

Hercules Plaza, 6th Floor

Wilmington, DE 19899

(302) 984-6000

rhorwitz@potteranderson.com

dmoore@potteranderson.com

Attorneys for Defendants Kraft Foods Global,

Inc., Tassimo Corporation, and Kraft Foods Inc.

David M. Schlitz

William S. Foster, Jr.

BAKER BOTTS LLP

1299 Pennsylvania Ave., NW

Washington, DC 20004

(202) 639-7700